Exhibit 99.1

             SafeNet Reports First Quarter 2006 Financial
   Results; Board Authorizes $50 Million Stock Repurchase; Company
                       Updates FY 2006 Guidance

   BALTIMORE--(BUSINESS WIRE)--May 4, 2006--SafeNet (NASDAQ:SFNT), setting the standard for information security, today announced results for the first quarter ended March 31, 2006. The Company also announced that its Board of Directors has authorized the use of $50 million for stock repurchases.
   Revenues for the three-month period ended March 31, 2006, increased 6% to $63.5 million, compared to $59.8 million for the same period in 2005.
   Non-GAAP net income for the quarter ended March 31, 2006 was $3.9 million, or $0.16 per diluted share, compared to $8.1 million, or $0.32 per diluted share, for the same period of 2005. Non-GAAP net income excludes acquisition related charges, integration costs, and the expensing of stock options in accordance with FAS 123R. The assumed effective income tax rate is 35%. Reconciliations of Non-GAAP to GAAP financial measures used in this press release are contained in the Consolidated Statements of Operations, Non-GAAP table.
   Net loss under generally accepted accounting principles (GAAP) for the quarter ended March 31, 2006 was $2.4 million or $0.10 per share, which compares to a GAAP net income of $1.2 million, or $0.05 per diluted share, for the same period of 2005. For the first time, financial results for 2006 include stock-based compensation expenses as required by FAS 123R. For the quarter ended March 31, 2006 this expense was $2 million.
   Share Repurchase Program - The Company's Board of Directors has approved a share repurchase program that authorizes the repurchase of up to $50 million of the Company's common stock. The program will be implemented using cash on hand through purchases made from time to time in either the open market or privately negotiated transactions at the Company's discretion, subject to market conditions and compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   First Quarter 2006 Financial Highlights

   -- Cash, cash equivalents, and short term investments were $354 million as of March 31, 2006, an increase of $11.5 million from December 31, 2005.

   -- In the first quarter of 2006, operating cash flow was $12.3 million as compared to $7.1 million in the same quarter of 2005.

   -- As of March 31, 2006, advance payments and deferred revenue was $14.1 million, an increase of $3.1 million sequentially.

   -- As of March 31, 2006, DSOs were 79 days as compared to 74 days for the same quarter of 2005.

   Anthony Caputo, Chairman and CEO of SafeNet, stated, "We are taking steps to increase shareholder value, starting with the $50 million stock repurchase program that has now been approved by SafeNet's Board of Directors. This program will be funded through our existing cash balance, which we expect to be augmented through strong quarterly cash flow as it was this quarter when we generated $12 million in cash."
   Mr. Caputo continued, "Three of our business areas, Classified Government, Digital Rights Management and OEM, are performing well. Together they represent approximately 75% of our revenue, have good growth, and very strong profitability. We are pleased that our backlog is building, led by our subsidiary Mykotronx Inc.'s KIV-7M link encryptor, which Mykotronx began shipping late last year. Our consistent performance in Rights Management is demonstrating the appeal of SafeNet's comprehensive approach to this market while our strength in OEM continues to validate our leading technology that not only powers our solutions but also many other vendors who seek to incorporate among the industry's strongest encryption. We continue to expect strong performance from these businesses as we work diligently to improve the results from our High Speed Encryption and Borderless Security business units. In addition to the organizational changes being made, we believe the recent launch of our new high speed Ethernet encryptors, the complementary Data at Rest product suite, and the macro trends around our upcoming next generation authentication tokens and upgraded Hardware Security Modules, bode well for momentum as we move through 2006."

   First Quarter 2006 Business Highlights

   Product Developments and Customer Wins

   --  Mykotronx's KIV-7M encryptor was certified by the U.S.
        Government. The KIV-7M is the first encryption product that was certified and fully compliant with the U.S. Government's Cryptographic Modernization Initiative administered by the National Security Agency (NSA).

   -- British Telecom licensed SafeNet's Digital Rights Management software for the UK's first ever wholesale mobile broadcast entertainment back-end infrastructure. SafeNet will provide the technology to encrypt radio and television channels over Digital Audio Broadcasting (DAB) and manage the access and usage of the content.

   -- Hewlett Packard selected SafeNet's QuickSec VPN security software and SafeXcel-1141 security co-processor to provide networking security functionality for the Gigabit-class HP Jetdirect 635n internal print server. The HP Jetdirect 635n is designed to enable IT organizations to securely share supported peripherals on a Gigabit or Fast Ethernet network, with data transmission at Gigabit speeds.

   --  SafeNet's OMA DRM Server Toolkit is being incorporated into
        Motricity's Fuel offering, the industry's leading mobile content delivery platform. SafeNet's technology will enable Motricity to rights-protect the more than 600,000 titles contained in its digital catalog and safely distribute that content to over 120 million mobile subscribers worldwide. Motricity partners with companies such as Cingular Wireless, Verizon Wireless, China Unicom, O2, Amazon.com, Palm, BET and a network of consumer Web sites, including eReader.com and PalmGear.com.

   Awards and Recognitions

   --  SafeNet attained Gold Certified Partner status in the
        Microsoft Partner Program, recognizing SafeNet's expertise and total impact in the security technology marketplace.

   -- SafeNet's Sentinel RMS and Sentinel Hardware Keys were named by the Software & Information Industry Association (SIIA) as finalists in the 2006 CODiE Awards for Best DRM Software
        Solution.

   -- SafeNet launched its Security Partner Alliance program, an award-winning Channel Partners Program in the Asia Pacific region.

   Current Business Outlook for Second Quarter and Full Year 2006

   The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.
   During the quarter, SafeNet's corporate representatives may reiterate the company's published Business Outlook during private meetings with investors, investment analysts, the media and others. Prior to the start of SafeNet's quiet period for the second quarter of 2006, the public can continue to rely on the Business Outlook set forth in this press release as being SafeNet's current expectations unless SafeNet publishes a notice stating otherwise. During the quiet period, SafeNet and its corporate representatives will not comment concerning the previously published Business Outlook and previously published guidance should no longer be considered the Company's then current Outlook. During the quiet period, the Company's press releases and filings with the SEC on Forms 10-K and 10-Q should be considered historical, speaking as of prior to the quiet period only and not subject to update by the Company. SafeNet's quiet period at the end of the second quarter is expected to run from June 19, 2006 until financial results are released in July 2006.
   For the quarter ending June 30, 2006, SafeNet currently expects to achieve revenues in the range of $63 to $66 million. The non-GAAP net income is expected to be in the range of $0.21 to $0.25 per diluted share. GAAP net income is expected to be in the range of $0.00 to $0.04 per diluted share.
   For the year ending December 31, 2006, the Company is updating its Business Outlook. The Company currently expects to achieve revenues in the range of $276 to $291 million, and non-GAAP net income of between $1.30 and $1.37 per diluted share. GAAP net income is expected to be in the range of $0.38 to $0.46 per diluted share.
   Non-GAAP net income excludes: (i) acquisition related charges (net of taxes), primarily consisting of amortization of acquired intangibles estimated to be approximately $4.3 million for the quarter ending June 30, 2006 and $19.3 million for the year ending December 31, 2006; (ii) integration costs to be approximately $1 million for the quarter ending June 30, 2006 and approximately $2.2 million for the year ending December 31, 2006; and (iii) compensation expense associated with the expensing of stock options in accordance with FAS 123R, estimated to be approximately $3.0 million for the quarter ending June 30, 2006 and approximately $8.5 million for the year ending December 31, 2006.

   Conference Call

   As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-866-713-8566 and use passcode 58571297 within the United States. If you are calling from outside the U.S., please dial 617-597-5325 and use the same passcode. The conference call will also be available via live webcast on SafeNet's Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet's Investor Relations site.

   About SafeNet, Inc.

   SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.

   "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

   Statements contained in this document that are not historical facts, including, without limitation, statements relating to the estimated impact of expensing stock options under FAS 123R, could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, such as, among others, economic, business, competitive, and/or regulatory factors affecting SafeNet's business generally, including those set forth in SafeNet's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet's results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.
   Editor's Note: SafeNet, Sentinel, iKey and QuickSec are registered trademarks and SafeXcel is a trademark of SafeNet. All other trademarks are the property of their respective owners.



                            SAFENET, INC.
                           AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
               (In thousands, except per share amounts)

                                              March 31,   December 31,
                                                 2006         2005
                                             ------------ ------------
                                             (unaudited)
                   Assets
                   ------

Current assets: (1)
  Cash and cash equivalents                  $    68,094  $    63,934
  Short term investments                         286,126      278,785
  Accounts receivable, net of allowance for
   doubtful accounts                              54,918       67,722
  Inventories, net of reserve                     24,373       22,176
  Unbilled costs and fees                          3,716        4,025
  Deferred income taxes                            9,649        9,575
  Other current assets                             6,193        5,874
                                             ------------ ------------
    Total current assets                         453,069      452,091
Equipment and leasehold improvements, net of
 accumulated                                      19,269       17,904
Computer software development costs, net of
 accumulated                                       4,532        3,886
Goodwill                                         339,714      339,785
Intangible assets, net of accumulated
 amortization                                    127,028      132,318
Other assets                                       7,921        8,168
                                             ------------ ------------
    Total assets                             $   951,533  $   954,152
                                             ============ ============

    Liabilities and Stockholders' Equity
    ------------------------------------

Current liabilities:
  Accounts payable                           $    18,105  $    19,770
  Accrued salaries and commissions                11,030       14,007
  Advance payments and deferred revenue           14,146       11,009
  Accrued warranty                                 3,935        4,443
  Other accrued expenses                          13,724       12,768
  Accrued income taxes                             8,816        9,385
                                             ------------ ------------
    Total current liabilities                     69,756       71,382

Long-term debt                                   250,000      250,000
Deferred tax liability                            41,434       43,599
Other long-term liabilities                        5,716        6,040
                                             ------------ ------------
    Total liabilities                            366,906      371,021

Stockholders' equity:
  Preferred stock, $.01 par value per share.
    Authorized 500 shares, none issued and
     outstanding                                       -            -
  Common stock, $.01 par value per share.            255          253
  Additional paid-in capital                     656,519      651,745
  Treasury stock                                 (49,990)     (49,990)
  Accumulated other comprehensive income           1,335        2,225
  Accumulated deficit                            (23,492)     (21,102)
                                             ------------ ------------
    Net stockholders' equity                     584,627      583,131
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                  $   951,533  $   954,152
                                             ============ ============


(1) Certain prior period amounts were reclassified to conform to current period presentation.


                            SAFENET, INC.
                           AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
         (Unaudited - In thousands, except per share amounts)

                                          Three Months Ended
                                --------------------------------------
                                  March 31,    March 31,  December 31,
                                    2006         2005         2005
                                ------------ ------------ ------------

Revenues (1)
  Licenses and royalties        $     3,741  $     3,979  $     5,792
  Products                           51,897       49,785       62,389
  Service and maintenance             7,837        5,948        9,081
                                ------------ ------------ ------------
                                     63,475       59,712       77,262

Cost of revenues
  Licenses and royalties                  6          106            9
  Products                           28,234       23,765       31,215
  Service and maintenance             2,234        1,100        2,668
  Amortization of acquired
   intangible assets                  3,362        3,491        3,720
                                ------------ ------------ ------------
Cost of revenues                     33,836       28,462       37,612
                                ------------ ------------ ------------

  Gross profit                       29,639       31,250       39,650
                                ------------ ------------ ------------

Restructuring charges                    32            -         (182)
Research and development
 expenses                             8,621        8,513        9,931
Sales and marketing expenses         13,220       10,120       13,497
General and administrative
 expenses                             9,653        5,694        6,157
Costs of integration of
 acquired companies                   1,228        3,330          855
Amortization of acquired
 intangible assets                    1,951        2,266        2,542
                                ------------ ------------ ------------
  Total operating expenses           34,705       29,923       32,800
                                ------------ ------------ ------------

  Operating (loss) income            (5,066)       1,327        6,850

Interest and other income, net        1,457          506        2,035
                                ------------ ------------ ------------

  Income (loss) before income
   taxes                             (3,609)       1,833        8,885

Income tax benefit (expense)          1,219         (660)      (2,370)
                                ------------ ------------ ------------

Net (loss) income               $    (2,390) $     1,173  $     6,515
                                ============ ============ ============


Income (loss) per common share:
                                ------------ ------------ ------------
  Basic                         $     (0.10) $      0.05  $      0.26
                                ============ ============ ============

                                ------------ ------------ ------------
  Diluted                       $     (0.10) $      0.05  $      0.25
                                ============ ============ ============

Shares used in computation:
  Basic                              23,990       24,486       24,846
  Diluted                            23,990       25,439       25,759


(1) Certain prior period amounts were reclassified to conform to current period presentation.


                            SAFENET, INC.
                           AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF OPERATIONS, NON-GAAP
         (Unaudited - In thousands, except per share amounts)

                                          Three Months Ended
                                --------------------------------------
                                  March 31,    March 31,  December 31,
                                    2006         2005         2005
                                ------------ ------------ ------------
Revenues (1)
  Licenses and royalties        $     3,741  $     3,979  $     5,792
  Products                           51,897       49,785       62,389
  Service and maintenance             7,837        5,948        9,081
                                ------------ ------------ ------------
                                     63,475       59,712       77,262

Cost of revenues                     30,335       24,861       33,779
                                ------------ ------------ ------------

  Gross profit                       33,140       34,851       43,483
                                ------------ ------------ ------------

Research and development
 expenses                             8,031        8,253        9,468
Sales and marketing expenses         12,691        9,858       12,786
General and administrative
 expenses                             7,950        4,872        5,285
                                ------------ ------------ ------------
  Total operating expenses           28,672       22,983       27,539
                                ------------ ------------ ------------

  Operating income                    4,468       11,868       15,944

Interest and other income, net        1,457          506        2,035
                                ------------ ------------ ------------

  Income before income taxes          5,925       12,374       17,979

Income tax expense                   (2,074)      (4,331)      (6,293)
                                ------------ ------------ ------------

Net income                      $     3,851  $     8,043  $    11,686
                                ============ ============ ============


Income per common share:
                                ------------ ------------ ------------
  Basic                         $      0.16  $      0.33  $      0.47
                                ============ ============ ============

                                ------------ ------------ ------------
  Diluted                       $      0.16  $      0.32  $      0.45
                                ============ ============ ============

Shares used in computation:
  Basic                              23,990       24,486       24,846
  Diluted                            24,665       25,439       25,759


(1) Certain prior period amounts were reclassified to conform to current period presentation.

  Reconciliation to GAAP:
  -----------------------

    Amortization of acquired
     intangibles - cost of
     revenues                         3,362        3,491        3,720
    Cost of revenues - stock
     based compensation expense         139          110           93
    Cost of revenues - non-
     recurring                            -            -           20
                                ------------ ------------ ------------
    Total cost of goods sold
     adjustments                      3,501        3,601        3,833

    Restructuring charges                32            -         (182)
    Research and development -
     non-recurring                        -            -          251
    Sales and marketing - non-
     recurring                            -            -          467
    General and administrative
     - non-recurring                    851            -          219
    Research and development -
     stock based compensation
     expense                            590          260          212
    Sales and marketing - stock
     based compensation expense         529          262          244
    General and administrative
     - stock based compensation
     expense                            852          822          653
    Integration costs                 1,228        3,330          855
    Amortization of acquired
     intangibles - operating
     expenses                         1,951        2,266        2,542
                                ------------ ------------ ------------
    Total operating expense
     adjustments                      6,033        6,940        5,261

    Variance in income tax           (3,293)      (3,671)      (3,923)
                                ------------ ------------ ------------
  Total Adjustments                   6,241        6,870        5,171
                                ============ ============ ============




    CONTACT: SafeNet, Inc.
             Gregg Lampf, 443-327-1532
             glampf@safenet-inc.com

             www.safenet-inc.com